Exhibit 99.1

Salary.com Announces Third Quarter 2010 Financial Results

Reports 35th Consecutive Quarter of Revenue Growth

NEEDHAM, Mass. – February 8, 2010 – Salary.com, Inc. (NASDAQ: SLRY), a leading provider of on-demand talent management, payroll, and compensation solutions, today announced financial results for its third quarter of fiscal 2010, which ended December 31, 2009.

Revenue in the third quarter of fiscal 2010 was $11.9 million, an increase of 8% over the third quarter of fiscal 2009. Calculated bookings were $13.3 million, a decrease of 7% over the third quarter of fiscal 2009, and an increase of 9% from the second quarter of fiscal 2010. Non-GAAP operating cash flow, which excludes cash payments for severance, was an outflow of $416,000 in the third quarter of fiscal 2010, and an inflow of $476,000 year-to-date. GAAP operating cash flow was an outflow of $530,000 in the third quarter of fiscal 2010.

Kent Plunkett, founder and chief executive officer of Salary.com, stated, “We have recorded our 35th consecutive quarter of revenue growth, with revenue at the upper end of our expected range. Strong revenue and effective cost management helped us achieve GAAP and non-GAAP net losses that were better than the low end of our guided ranges. Despite a smaller than expected net loss, non-GAAP operating cash flow dipped negative in Q3, though on a year-to-date basis, operating cash flow improved by approximately $7 million compared to the same period in fiscal 2009. We remain committed to – and continue to anticipate – delivering positive operating cash flow on a full-year basis, excluding severance payments. Order trends were healthy in the third quarter with momentum increasing toward quarter-end, resulting in calculated bookings that were up 9% from the second quarter of fiscal 2010. We believe our family of SaaS-based human capital management software and data is increasingly competitive in the marketplace and positions us for long-term success.”

Third Quarter 2010 Financial Summary

•	Third quarter revenue was $11.9 million, an increase of 8% over the third quarter of fiscal 2009.

•

On a GAAP basis, for the third quarter of fiscal 2010, Salary.com reported a net loss of $4.0 million, or ($0.24) per diluted share, compared to a net loss of $5.2 million, or ($0.31) per diluted share, in the third quarter of fiscal 2009.

•

On a non-GAAP basis, excluding stock-based compensation, amortization of intangibles and restructuring expenses, Salary.com reported a net loss of $1.0 million, or ($0.06) per diluted share, for the third quarter of fiscal 2010, a substantial improvement compared to a net loss of $2.6 million, or ($0.16) per diluted share, in the third quarter of fiscal 2009.

•

Cash and cash equivalents as of December 31, 2009 were $11.2 million, compared to $16.1 million as of September 30, 2009. Net cash as of December 31, 2009 was $8.7 million, compared to $10.1 million as of September 30, 2009.

•

Current deferred revenue was $28.6 million as of December 31, 2009, compared to $27.3 million as of September 30, 2009. Total deferred revenue grew to $31.3 million as of December 31, 2009, from $29.9 million as of September 30, 2009.

•

Excluding cash payments for severance, non-GAAP cash flow from operations was a net outflow of $416,000 in the third quarter of fiscal 2010. Non-GAAP operating cash flow for the three quarters ended December 31, 2009 was an inflow of $476,000. Including the payments for severance, GAAP cash flow from operations was a net outflow of $530,000 in the third quarter of fiscal 2010, a $3.2 million improvement compared to the same period a year ago.

Additional Third Quarter Business Highlights

•	During the third quarter, Salary.com added approximately 100 customers, and ended the quarter with approximately 3,600 enterprise customers.

•

New customer additions in the third quarter of fiscal 2010 included: ACCO Brands Corporation, Elliot Health Systems, First Citizens Banc Corporation, MDU Resource Group, News Corporation and Pinnacle Airlines.

•	Fourteen transactions larger than $100,000 were completed during the third quarter. Four of those transactions were larger than $250,000 in size.

Bryce Chicoyne, Salary.com’s chief financial officer said, “We delivered results at the top end of our revenue guidance, and a better than expected net loss. Higher accounts receivable, largely due to challenges with a single account, caused our non-GAAP operating cash flow to dip negative in the third quarter. However, management remains committed to driving top-line growth and delivering positive operating cash flow on a full-year basis. Continued trends of posting larger transactions that include multiple products combined with healthy retention rates continue to drive our long-term optimism.”

Business Outlook

For the fourth quarter of fiscal 2010, Salary.com expects total revenue in the range of $11.0 million to $12.0 million. Non-GAAP net loss is expected to be in the range of $1.6 million to $3.0 million. Non-GAAP net loss excludes non-cash stock-based compensation expenses in the range of $1.6 million to $1.8 million, amortization of intangibles in the range of $1.1 million to $1.2 million, and restructuring charges of approximately $300,000. GAAP net loss for the fourth quarter of fiscal 2010 is expected to be in the range of $4.6 million to $6.3 million. Weighted average diluted shares for the quarter are estimated to be approximately 16.6 million shares.

For the full year fiscal 2010, we expect revenue to be in the range of $45.9 million to $46.9 million. Non-GAAP net loss is expected to be in the range of $6.9 million to $8.3 million. Non-GAAP net loss excludes non-cash impact of stock-based compensation in the range of $6.2 million to $6.5 million, amortization of intangibles in the range of $4.6 million to $4.7 million, and restructuring charges of approximately $500,000. On a GAAP basis, net loss for fiscal 2010 is expected to be in the range of $18.4 million to $20.1 million. Non-GAAP cash flow from operations, which excludes the above mentioned restructuring costs, is expected to be in the range of $0.5 million to $1.0 million in fiscal 2010. Weighted average diluted shares for the year are estimated to be approximately 16.5 million shares.

Conference call

What:	Salary.com third quarter financial results and business overview conference call and webcast
When:	Monday, February 8, 2010
Time:	5:00 PM ET
Live Call:	(888) 500-6948, domestic
(719) 325-2364, international
Replay:	(888) 203-1112, conference ID 7542416, domestic
(719) 457-0820, conference ID 7542416, international
Webcast:	http://investor.salary.com/events.cfm (live and replay)

NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Salary.com’s management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP financial measures discussed in the press release relate to the Company’s net income (loss) and operating expenses and exclude amortization of intangible assets, stock-based compensation, and restructuring charges. This press release also discusses operating cash flows excluding severance costs. By excluding these items and by providing information on the Company’s non-GAAP financial measure of bookings (which includes the Company’s GAAP revenue and change in its deferred revenue) in addition to its GAAP revenues, Salary.com can evaluate its operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management uses these non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of the SEC rules under Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Salary.com, Inc.

Salary.com™ is a leading provider of on-demand talent management, payroll, and compensation solutions helping businesses and individuals manage pay and performance. Salary.com’s highly configurable software applications, proprietary data and consulting services help HR and compensation professionals automate, streamline and optimize critical talent management processes including: payroll, benefits, HR administration, market pricing, compensation planning, performance management, competency management, learning and development, and succession planning. Built with compensation and competency data at the core, Salary.com solutions provide businesses of all sizes with the most productive and cost-effective way to manage and inspire their most important asset — their people. For more information, visit www.salary.com.

SLRY-F

SOURCE: Salary.com

Media Contact:

Carol Ferrari

Salary.com

(781) 851-8983

press@salary.com

Investor Contact:

Garo Toomajanian

ICR, LLC

(781) 851-8540

ir@salary.com

Safe Harbor Statement

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Salary.com’s expectations and assumptions concerning future performance and growth, including expectations of financial performance in the fourth quarter of 2010 and the full fiscal year 2010. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. The risks and uncertainties referred to above include, but are not limited to, the continued impact of the recent global economic recession and uncertainty in the information technology spending environment, risks associated with possible fluctuations in our operating results and rate of growth, integration and performance of acquired businesses, our history of operating losses, the possibility that we will not achieve GAAP profitability or our expectations for Non-GAAP net loss, our ability to maintain and expand our customer base and product and service offerings, interruptions or delays in our service or our Web hosting, our business model, our ability to continue to obtain compensation data, breach of our security measures, the emerging market in which we operate, our ability to hire, retain and motivate our employees and manage our growth, our ability to generate additional revenues from our investments in sales and marketing, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, our ability to effectively protect our intellectual property and not infringe on the intellectual property of others, fluctuations in the number of shares outstanding and general economic factors, as well as those risks and uncertainties described in Salary.com’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended March 31, 2009 and Form 10-Q for the quarter ended September 30, 2009. Salary.com expressly disclaims any obligation to update any forward-looking statements.

Exhibit 1

Salary.com, Inc.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	December 31, 2009	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$11,225	$21,085
Accounts receivable, net of allowance for doubtful accounts	8,069	6,040
Prepaid expenses and other current assets	1,627	1,558

Total current assets before funds held for clients	20,921	28,683
Funds held for clients	10,388	12,964

Total current assets	31,309	41,647

Property, equipment and software, net	2,213	3,025
Goodwill and intangible assets, net	32,111	32,350
Other assets	1,381	1,679

Total assets	$67,014	$78,701

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued compensation	$3,630	$2,342
Accrued expenses and other current liabilities	5,934	3,300
Long term debt	2,525	8,125
Deferred revenue, current portion	28,632	26,556

Total current liabilities before client funds obligations	40,721	40,323
Client funds obligations	10,388	12,964

Total current liabilities	51,109	53,287

Deferred revenue, net of current portion	2,707	1,729
Long term liabilities	1,675	1,742

Total liabilities	55,491	56,758

Total stockholders’ equity
Total stockholders’ equity	11,523	21,943

Total liabilities and stockholders’ equity	$67,014	$78,701

Exhibit 2

Salary.com, Inc.

Consolidated Statements of Operations

(in thousands, unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
Revenues:
Subscription revenues	$11,312	$10,267	$32,506	$29,115
Advertising revenues	560	735	2,369	2,048

Total revenues	11,872	11,002	34,875	31,163

Cost of revenues (1)	3,746	2,961	11,125	9,333

Gross profit	8,126	8,041	23,750	21,830

Operating expenses:
Research and development (1)	2,436	2,211	7,137	6,317
Sales and marketing (1)	5,249	6,715	16,525	20,357
General and administrative (1)	3,643	3,749	11,413	11,726
Amortization of intangible assets	764	495	2,257	1,288

Total operating expenses	12,092	13,170	37,332	39,688

Loss from operations	(3,966)	(5,129)	(13,582)	(17,858)

Other income:
Interest income	1	61	11	518
Other income (expense)	21	(52)	(136)	(109)

Total other income	22	9	(125)	409

Loss before provision for income taxes	(3,944)	(5,120)	(13,707)	(17,449)
Provision for income taxes	16	36	62	179

Net loss	$(3,960)	$(5,156)	$(13,769)	$(17,628)

Net loss per share - basic and diluted	$(0.24)	$(0.31)	$(0.84)	$(1.09)

Weighted average shares outstanding - basic and diluted	16,512	16,601	16,313	16,229

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
Cost of revenues	$200	$298	$630	$1,105
Research and development	288	282	826	1,070
Sales and marketing	537	574	1,705	2,011
General and administrative	646	523	1,491	1,956

	$1,671	$1,677	$4,652	$6,142

Exhibit 3

Salary.com, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008

Cash flows from operating activities:
Net loss	$(3,960)	$(5,156)	$(13,769)	$(17,628)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,590	1,256	4,843	3,439
Stock-based compensation	1,671	1,677	4,652	6,142
Other non-cash items	23	(93)	352	396
Change in operating assets and liabilities	146	(1,420)	3,898	847

Net cash used in operating activities	(530)	(3,736)	(24)	(6,804)

Cash flows from investing activities:
Cash paid for acquisition of business	(75)	(7,024)	(121)	(12,661)
Cash paid for intangible assets	(72)	—	(456)	(32)
Increase in restricted cash	—	(5)	(1)	(383)
Purchases of property and equipment	(17)	(985)	(162)	(1,533)
Capitalization of software development costs	(46)	(18)	(219)	(97)
Proceeds on sale of property and equipment	20	—	23	—
Net increase in assets held to satisfy client funds obligations	(987)	(7,509)	2,576	(7,509)

Net cash provided by (used in) investing activities	(1,177)	(15,541)	1,640	(22,215)

Cash flows from financing activities:
Net proceeds from exercise (buyback) of common stock options and warrants	(406)	47	(2,752)	142
Net proceeds from line of credit and notes payable	(3,575)	7,235	(5,802)	7,171
Net increase in client funds obligation	987	7,509	(2,576)	7,509

Net cash provided by (used in) financing activities	(2,994)	14,791	(11,130)	14,822

Effect of exchange rate changes on cash and cash equivalents	(154)	(58)	(346)	(56)

Decrease in cash and cash equivalents	(4,855)	(4,544)	(9,860)	(14,253)

Cash and cash equivalents, beginning of period	16,080	28,018	21,085	37,727

Cash and cash equivalents, end of period	$11,225	$23,474	$11,225	$23,474

Exhibit 4

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

(in thousands, unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
Reconciliation of GAAP loss from operations to non-GAAP loss from operations:

Loss from operations	$(3,966)	$(5,129)	$(13,582)	$(17,858)
Amortization of intangible assets	764	495	2,257	1,288
Amortization of intangible assets (included in cost of revenues)	427	403	1,269	1,226
Restructuring charges	114	—	232	—
Stock-based compensation	1,671	1,677	4,652	6,142

Non-GAAP loss from operations	$(990)	$(2,554)	$(5,172)	$(9,202)

Reconciliation of GAAP net loss to non-GAAP net loss:

GAAP net loss	$(3,960)	$(5,156)	$(13,769)	$(17,628)
Amortization of intangible assets	764	495	2,257	1,288
Amortization of intangible assets (included in cost of revenues)	427	403	1,269	1,226
Restructuring charges	114	—	232	—
Stock-based compensation	1,671	1,677	4,652	6,142

Non-GAAP net loss	$(984)	$(2,581)	$(5,359)	$(8,972)

Non-GAAP net loss per share	$(0.06)	$(0.16)	$(0.33)	$(0.55)

Weighted average shares outstanding - basic and diluted	16,512	16,601	16,313	16,229

Exhibit 5

SALARY.COM

Reconciliation of Certain GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	Three months ended December 31, 2009
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Restructuring Charges	Non-GAAP Results

Cost of revenues	$3,746	$(427)	$(200)	$—	$3,119

Research and development expenses	2,436	—	(288)	—	2,148
Sales and marketing expenses	5,249	—	(537)	—	4,712
General and administrative expenses	3,643	—	(646)	(114)	2,883
Amortization of intangible assets	764	(764)	—	—	—

Total operating expenses	$12,092	$(764)	$(1,471)	$(114)	$9,743

	Three months ended December 31, 2008
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Restructuring Charges	Non-GAAP Results

Cost of revenues	$2,961	$(403)	$(298)	$—	$2,260

Research and development expenses	2,211	—	(282)	—	1,929
Sales and marketing expenses	6,715	—	(574)	—	6,141
General and administrative expenses	3,749	—	(523)	—	3,226
Amortization of intangible assets	495	(495)	—	—	—

Total operating expenses	$13,170	$(495)	$(1,379)	$—	$11,296

	Nine months ended December 31, 2009
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Restructuring Charges	Non-GAAP Results

Cost of revenues	$11,125	$(1,269)	$(630)	$—	$9,226

Research and development expenses	7,137	—	(826)	—	6,311
Sales and marketing expenses	16,525	—	(1,705)	—	14,820
General and administrative expenses	11,413	—	(1,491)	(232)	9,690
Amortization of intangible assets	2,257	(2,257)	—	—	—

Total operating expenses	$37,332	$(2,257)	$(4,022)	$(232)	$30,821

	Nine months ended December 31, 2008
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Restructuring Charges	Non-GAAP Results

Cost of revenues	$9,333	$(1,226)	$(1,105)	$—	$7,002

Research and development expenses	6,317	—	(1,070)	—	5,247
Sales and marketing expenses	20,357	—	(2,011)	—	18,346
General and administrative expenses	11,726	—	(1,956)	—	9,770
Amortization of intangible assets	1,288	(1,288)	—	—	—

Total operating expenses	$39,688	$(1,288)	$(5,037)	$—	$33,363

Exhibit 6

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

(in thousands, unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
Calculated bookings:
Revenue	$11,872	$11,002	$34,875	$31,163
Change in deferred revenue	1,474	3,350	3,054	5,270

Calculated bookings	$13,346	$14,352	$37,929	$36,433

Exhibit 7

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

(in thousands, unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
Net cash used in operating activities	$(530)	$(3,736)	$(24)	$(6,804)
Payments of severance related payments	114	—	500	—

Non-GAAP cash provided by operating activities	$(416)	$(3,736)	$476	$(6,804)